UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2011

SBARRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-142081	11-2501939
(Commission File Number)	(IRS Employer Identification No.)

401 Broad Hollow Road, Melville, New York	11747-4714
(Address of Principal Executive Offices)	(Zip Code)

(631) 715-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 3, 2011, Sbarro, Inc. (the “Company”), together with its parent, Sbarro Holdings, LLC (“Holdings”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with its lenders (the “First Lien Holders”) under its First Lien Credit Agreement (as defined below) and Bank of America, N.A., as Administrative Agent under the First Lien Credit Agreement, anticipating that it would not be in compliance with one of the financial covenants in its First Lien Credit Agreement as of January 2, 2011 (the last day of its 2010 fiscal year). As discussed below in Item 2.04, on January 3, 2011, the Company provided a notice of default to the First Lien Holders (the “First Lien Default”) regarding this anticipated failure to meet a financial covenant in the First Lien Credit Agreement.

Pursuant to the Forbearance Agreement, the First Lien Holders have agreed to temporarily forbear from exercising certain rights and remedies under the First Lien Credit Agreement solely by reason of the First Lien Default or the delivery of the Indenture Notice (as defined and described below). Specifically, until the Forbearance Agreement terminates, the First Lien Holders have agreed not to terminate the commitments, accelerate the loans, require cash collateral for the letter of credit obligations, enforce liens granted under the collateral documents or exercise any other rights or remedies that may be available under the loan documents in respect of the First Lien Default or the delivery of the Indenture Notice.

The Company has acknowledged that as a result of the First Lien Default (i) the Company’s consent right in respect of certain assignments is no longer in effect, (ii) all outstanding loans bear interest at the default rate (contract rate + 2%), which will result in incremental interest of approximately $860,000 for the first quarter of fiscal year 2011, and (iii) the Company is not entitled to convert eurodollar loans to, or continue any eurodollar loans for additional interest periods as, eurodollar loans having an interest period in excess of one month. The Company has also agreed to pay a fee to each lender that consents to the Forbearance Agreement of 15 basis points on the principal amount of loans held by such lender under the First Lien Credit Agreement. As of January 3, 2011, the Company has paid consenting lenders a forbearance fee of $246,063 in aggregate.

The Forbearance Agreement terminates on the earliest of (i) January 31, 2011, (ii) the date on which any event of default under the First Lien Credit Agreement other than the First Lien Default shall occur, (iii) the date of any breach by Holdings or the Company of the Forbearance Agreement, and (iv) the date on which any holder of the Company’s senior notes or any of the Company’s second lien lenders (A) accelerates any of the Company’s obligations under the Indenture (defined below) or the second lien credit facility or (B) enforces any rights to collect payment under their respective agreements with the Company. Approximately 95% of the Company’s outstanding second lien debt is held by an affiliate of MidOcean Partners. MidOcean Partners, through various investment funds that it manages, is the indirect, majority stockholder of the Company.

The foregoing description of the Forbearance Agreement and the terms thereof is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

As described above, the Forbearance Agreement takes into account the Company’s receipt, on December 29, 2010, of a “Notice of Default” (the “Indenture Notice”), dated December 28, 2010, from AFII US BD Holdings, L.P. (the “Bondholder”), a holder of a majority of the Company’s senior notes, contending that the Company’s incurrence of its second lien credit facility in March 2009 violated certain provisions of the Senior Notes Indenture, dated as of January 31, 2007, among the Company, the guarantors named therein and The Bank of New York, as Trustee (the “Indenture”), pursuant to which the Company’s senior notes were issued in January 2007. While claiming that this constitutes a default under the Indenture, the Indenture Notice also states that it is not a notice of acceleration (though the Bondholder reserves the right to deliver a notice of acceleration in the future). The Company continues to believe that its entry into the second lien credit facility in March 2009, the proceeds of which were used to pay down outstanding indebtedness under the First Lien Credit Agreement, was permitted by the Indenture.

The Company remains in discussions with its creditors and other stakeholders (including the Bondholder that issued the Indenture Notice) regarding the Company’s long-term capital structure and potential strategic alternatives to address its long-term needs. The Company intends to continue these discussions during the forbearance period provided for in the Forbearance Agreement and may request one or more extensions of the forbearance period, if deemed necessary or appropriate, although there can be no assurance that any extension would be available on terms acceptable to the Company or at all. The Company has engaged Rothschild Inc. as its financial advisor to assist the Company in exploring strategic alternatives and discussing these matters with its various stakeholders.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As discussed above in Item 1.01, on January 3, 2011 the Company provided the First Lien Default notice to the First Lien Holders, stating that based upon its preliminary financial results for the fourth quarter and full fiscal year of 2010, the Company would not meet the EBITDA covenant contained in Section 7.16 of the Credit Agreement, dated January 31, 2007, by and among the Company, Holdings, the First Lien Holders and Bank of America, N.A., as Administrative Agent (as amended on March 26, 2009 and as further amended, restated, supplemented, waived, refinanced or otherwise modified from time to time, the “First Lien Credit Agreement”). The descriptions in Item 1.01 relating to the First Lien Default are incorporated herein by reference. Under the First Lien Credit Agreement, the Company’s EBITDA for the 2010 fiscal year, as calculated in accordance with the terms of the First Lien Credit Agreement, was required to be no less than $43 million. The Company also advised the First Lien Holders that its expected results for fiscal 2010 would cause it to be outside of the cure range for this covenant, as provided under Section 8.01(c)(i) of the First Lien Credit Agreement. (The Company expects that it will be in compliance with the EBITDA covenant in the second lien credit agreement, which requires fiscal 2010 EBITDA to be no less than $36.55 million.) The Company’s total outstanding obligations under the First Lien Credit Agreement as of January 3, 2011 are $172,697,500 (excluding letter of credit obligations and accrued interest).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future are generally forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Forbearance Agreement, (ii) the risk that creditors will seek to accelerate the maturity of outstanding indebtedness or enforce other remedies, (iii) the Company’s ability to address its long-term capital structure needs, and (iv) the impact of this process on the Company’s operations and financial condition. Other factors are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2010. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1     Forbearance Agreement, effective as of January 3, 2011, by and among Sbarro Inc., Sbarro Holdings LLC, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 5, 2011.

SBARRO, INC.

/s/ Stuart Steinberg
By:	Stuart Steinberg
Its:	General Counsel and Secretary

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